                                                                    EXHIBIT 99.1
(ELS LOGO)


CONTACT: Michael Berman                                    FOR IMMEDIATE RELEASE
         (312) 279-1496                                    October 16, 2006



                       ELS REPORTS STRONG CORE PERFORMANCE
                            ISSUES GUIDANCE FOR 2007

         CHICAGO, IL -- OCTOBER 16, 2006 -- Equity LifeStyle Properties, Inc. (NYSE: ELS) announced results for the quarter and nine months ended September 30, 2006.

     a)  Financial Results

         For the third quarter of 2006, Funds From Operations ("FFO") were $20.1 million or $0.66 per share on a fully diluted basis, compared to $15.9 million or $0.53 per share on a fully diluted basis for the same period in 2005. For the nine months ended September 30, 2006, FFO were $64.0 million or $2.12 per share on a fully diluted basis, compared to $58.5 million or $1.95 per share on a fully diluted basis for the same period in 2005.

         Net income available to common stockholders totaled $3.6 million or $0.15 per share on a fully diluted basis for the quarter ended September 30, 2006. This compares to net income available to common stockholders of $1.1 million or $0.04 per share on a fully diluted basis for the third quarter of 2005. Net income available to common stockholders totaled $14.8 million or $0.62 per share on a fully diluted basis for the nine months ended September 30, 2006. This compares to net income available to common stockholders of $12.3 million or $0.52 per share on a fully diluted basis for the nine months ended September 30, 2005. The attachment to this press release reconciles FFO to net income, the most directly comparable GAAP measure.

         The results for the quarter ended September 30, 2005 included a one-time gain from joint ventures of approximately $0.8 million of FFO or approximately $0.6 million of net income available to common stockholders. The results for the nine months ended September 30, 2005 included one-time gains from joint ventures of approximately $2.0 million of FFO or $1.6 million of net income available to common stockholders.

     b)  Portfolio Performance

         For the third quarter of 2006, property operating revenues were approximately $87.3 million, compared to $77.5 million for the third quarter of 2005. Property operating revenues for the nine months ended September 30, 2006 were $261.9 million, compared to $237.9 million for the same period in 2005.

         For the quarter ended September 30, 2006, Core(1) property operating revenues increased approximately 4.4 percent, while operating expenses increased approximately 3.1 percent, over the same period in 2005. Net Core property operating income increased approximately 5.5 percent over the same period last year. For the nine months ended September 30, 2006, Core property operating revenues increased approximately 4.3 percent, while operating expenses increased approximately 5.0 percent and net Core property operating income increased approximately 3.7 percent, over the same period last year. The Company's 2006 acquisitions added approximately $1.4 million of property operating income in the quarter ended September 30, 2006 and approximately $2.9 million of property operating income for the nine months ended September 30, 2006.

         For the quarter ended September 30, 2006, the Company had 203 new home sales (excluding 17 third-party dealer sales), an approximate 25 percent increase over the quarter ended September 30, 2005. Gross revenues from home sales were approximately $16.6 million for the quarter ended September 30, 2006, compared to approximately $15.7 million for the quarter ended September 30, 2005. Net income from sales operations was approximately $0.1 million for the quarter ended September 30, 2006, compared to approximately $0.9 million for the quarter ended September 30, 2005. For the nine months ended September 30, 2006, the Company had 528 new home sales (excluding 46 third-party dealer sales), an approximate 14 percent increase over the nine months ended September 30, 2005. Gross revenues from home sales were approximately $46.6 million for the nine months ended September 30, 2006, compared to approximately $43.4 million for the same period last year. Net income from sales operations was approximately $2.4 million for the nine months ended September 30, 2006, compared to approximately $2.9 million for the nine months ended September 30, 2005.

     c)  Asset-Related Transactions

         During the quarter ended September 30, 2006, the Company sold its preferred partnership interest in College Heights for approximately $9.0 million. At the time of the sale, College Heights owned a portfolio of 11 properties with approximately 1,900 sites located in Michigan, Ohio and Florida. The proceeds received represent a per site value of approximately $22,000.

         The Company currently has four all-age properties held for disposition and is in various stages of negotiations for sale of those properties. The Company plans to reinvest the proceeds from the sale of these properties or reduce its outstanding lines of credit with the proceeds. One of the properties held for disposition, Del Rey located in Albuquerque, New Mexico, was under contract to be sold to a single-family home builder. The contract terminated and the Company retained a non-refundable deposit. In addition, in the quarter ended September 30, 2006, the Company also expensed certain direct costs related to potential transactions no longer being considered. The net effect of these asset-related transactions is included in "Income from other investments, net" and is approximately $0.04 of FFO per share on a fully diluted basis.

     d)  Balance Sheet

         The Company's average long-term secured debt balance was approximately $1.6 billion for the quarter ended September 30, 2006, with a weighted average interest rate, including amortization, of



----------

(1) Properties the Company owned for the same period in both 2005 and 2006.

approximately 6.1 percent per annum. The Company's unsecured debt balance currently consists of approximately $108 million outstanding on its lines of credit, and has a current availability of approximately $167 million. Interest coverage was approximately 1.9 times in the quarter ended September 30, 2006.

         During the quarter ended September 30, 2006, the Company refinanced three of the mortgages that were assumed in March 2006 upon the Company's acquisition of the Mezzanine Portfolio. Net proceeds of approximately $7.8 million were used to pay down amounts outstanding on our lines of credit.

     e)  Guidance

         The Company projects fourth quarter 2006 FFO per share on a fully diluted basis to be in the range of $0.61 to $0.63. The Company expects Core property operating revenues to increase approximately 4.25 to 4.50 percent and net Core property operating income to grow approximately 3.5 to 4.0 percent over the fourth quarter of 2005. We expect expenses to continue to grow at a rate higher than inflation with utility, insurance and property tax expenses continuing to be the primary drivers. The fourth quarter of 2005 included a one-time charge of $1.3 million from Hurricane Wilma in property operating and maintenance expense and the fourth quarter 2006 guidance excludes the impact of this hurricane related expense. The Company expects its 2006 acquisitions to add approximately $1.5 million of property operating income for the fourth quarter of 2006. Our overall interest rate (including amortization expense) is approximately 6.1 percent per annum. The Company makes no assumptions concerning future acquisitions.

         Preliminary guidance for 2007 FFO per share on a fully diluted basis is projected to be in the range of $2.95 to $3.05. The Company expects Core property operating revenue for 2007 to grow at approximately 5.25 to 5.75 percent over 2006, assuming stable occupancy. Core property expenses for 2007 are expected to grow approximately 4.75 to 5.25 percent over 2006. In 2007, the Company expects income from property operations in the Core portfolio to grow from 5.50 to 6.00 percent over 2006. The Company expects 2006 acquisitions will contribute approximately $6.75 to $7.25 million to income from property operations. Income from property operations in the first quarter is expected to represent approximately 25 to 30 percent of the 2007 budget with the remainder earned ratably in the other quarters.

         For 2007, the Company anticipates its income from home sales and other to be in line with 2006 performance. Other income and expenses expected for 2007 include an approximate $18.9 million lease payment from Privileged Access and approximately $3.0 million in equity in income from unconsolidated joint ventures. The remaining items included with other income and expenses for 2007 are expected to be in line with the third quarter 2006 run rate, such as interest income, general and administrative costs and rent control initiatives. The Company's projected interest expense assumes an outstanding mortgage balance of approximately $1.58 billion at an overall interest rate (including amortization) of 6.1 percent per annum. In addition, it is anticipated that the Company's average outstanding balance on its lines of credit will be approximately $108 million at an overall interest rate of approximately 6.75 percent per annum. Short-term interest rates will impact the Company's borrowing costs and its 2007 financial results.

         Factors impacting 2006 and 2007 guidance include: i) mix of site usage within the portfolio; ii) yield management on short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2006 and 2007 also may be impacted by, among other things: i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; v) changes in interest rates; and vi) the Company's continued initiatives regarding rent control legislation in California and related legal fees. Quarter-to-quarter results during the year are impacted by seasonality at certain of the properties.

         This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the SEC. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

         Equity LifeStyle Properties, Inc. owns or has an interest in 296 quality properties in 30 states and British Columbia consisting of 108,989 sites. We are a self-administered, self-managed, real estate investment trust
(REIT) with headquarters in Chicago.

         A live webcast of Equity LifeStyle Properties, Inc.'s conference call discussing these results will be available via our website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central Time on October 17, 2006. The conference call will be limited to questions and answers from interested parties.

                                       ###

         Tables follow

                        EQUITY LIFESTYLE PROPERTIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                (Amounts in thousands except for per share data)


                                                                     QUARTERS ENDED                    NINE MONTHS ENDED
                                                               SEPT. 30,         SEPT. 30,         SEPT. 30,         SEPT. 30,
                                                                 2006              2005              2006              2005
                                                             ------------      ------------      ------------      ------------
PROPERTY OPERATIONS:
  Community base rental income .........................     $     56,877      $     53,507      $    168,616      $    159,467
  Resort base rental income ............................           22,887            17,477            69,794            57,271
  Utility and other income .............................            7,538             6,516            23,451            21,150
                                                             ------------      ------------      ------------      ------------
     Property operating revenues .......................           87,302            77,500           261,861           237,888

  Property operating and maintenance ...................           30,195            26,153            87,456            76,957
  Real estate taxes ....................................            6,785             6,200            20,136            18,646
  Property management ..................................            4,301             4,198            13,527            11,813
                                                             ------------      ------------      ------------      ------------
     Property operating expenses .......................           41,281            36,551           121,119           107,416
                                                             ------------      ------------      ------------      ------------
     Income from property operations ...................           46,021            40,949           140,742           130,472

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales .............           16,577            15,706            46,578            43,393
  Cost of inventory home sales .........................          (15,125)          (13,534)          (41,229)          (38,104)
                                                             ------------      ------------      ------------      ------------
     Gross profit from inventory home sales ............            1,452             2,172             5,349             5,289
  Brokered resale revenues, net ........................              448               678             1,723             2,095
  Home selling expenses ................................           (2,472)           (2,290)           (7,395)           (6,552)
  Ancillary services revenues, net .....................              699               308             2,701             2,018
                                                             ------------      ------------      ------------      ------------
     Income from home sales and other ..................              127               868             2,378             2,850

OTHER INCOME AND EXPENSES:
  Interest income ......................................              595               311             1,435               994
  Income from other investments, net ...................            6,172             4,233            15,455            12,629
  Equity in income of unconsolidated joint ventures ....            1,328             2,891             3,933             7,435
  General and administrative ...........................           (3,541)           (3,512)          (10,342)          (10,197)
  Rent control initiatives .............................             (201)             (194)             (499)             (807)
                                                             ------------      ------------      ------------      ------------
     Operating income (EBITDA) .........................           50,501            45,546           153,102           143,376

  Interest and related amortization ....................          (26,368)          (25,302)          (77,254)          (75,304)
  Loss on early debt retirement ........................               --              (482)               --              (482)
  Income from discontinued operations ..................               82               383               519             1,556
  Depreciation on corporate assets .....................             (102)             (243)             (313)             (682)
  Income allocated to Preferred OP Units ...............           (4,031)           (4,017)          (12,099)           (9,929)
                                                             ------------      ------------      ------------      ------------
     FUNDS FROM OPERATIONS (FFO) .......................     $     20,082      $     15,885      $     63,955      $     58,535

  Depreciation on real estate and other costs ..........          (15,158)          (13,984)          (44,633)          (41,243)
  Depreciation on unconsolidated joint ventures ........             (459)             (517)           (1,465)           (1,341)
  Depreciation on discontinued operations ..............               --                --                --              (329)
  Gain on sale of properties ...........................               --                --               852                --
  Income allocated to Common OP Units ..................             (911)             (293)           (3,874)           (3,335)
                                                             ------------      ------------      ------------      ------------
     NET INCOME AVAILABLE TO COMMON SHARES .............     $      3,554      $      1,091      $     14,835      $     12,287
                                                             ============      ============      ============      ============

NET INCOME PER COMMON SHARE -- BASIC ...................     $       0.15      $       0.04      $       0.63      $       0.53
NET INCOME PER COMMON SHARE -- FULLY DILUTED ...........     $       0.15      $       0.04      $       0.62      $       0.52
                                                             ------------      ------------      ------------      ------------

FFO PER COMMON SHARE -- BASIC ..........................     $       0.68      $       0.54      $       2.16      $       1.99
FFO PER COMMON SHARE -- FULLY DILUTED ..................     $       0.66      $       0.53      $       2.12      $       1.95
                                                             ------------      ------------      ------------      ------------

Average Common Shares -- Basic .........................           23,474            23,097            23,397            23,038
Average Common Shares and OP Units -- Basic ............           29,633            29,405            29,586            29,357
Average Common Shares and OP Units -- Fully Diluted ....           30,239            30,149            30,209            30,008
                                                             ------------      ------------      ------------      ------------

                        EQUITY LIFESTYLE PROPERTIES, INC.
                                   (UNAUDITED)


                                                       AS OF            AS OF
                                                   SEPTEMBER 30,     DECEMBER 31,
TOTAL COMMON SHARES AND OP UNITS OUTSTANDING:          2006              2005
                                                   -------------    -------------
Total Common Shares Outstanding ...........           23,571,624       23,295,956
Total Common OP Units Outstanding .........            6,102,441        6,207,471


SELECTED BALANCE SHEET DATA:           SEPTEMBER 30,          DECEMBER 31,
                                           2006                  2005
                                     (amounts in 000s)     (amounts in 000s)
                                     -----------------     -----------------
Total real estate, net .........     $       1,878,583     $       1,774,242
Cash and cash equivalents ......     $               0     $             610
Total assets (1) ...............     $       2,034,920     $       1,948,874

Mortgage notes payable .........     $       1,578,098     $       1,500,581
Unsecured debt .................     $         115,200     $         137,700
Total liabilities ..............     $       1,775,176     $       1,706,979
Minority interest ..............     $         212,836     $         209,379
Total stockholders' equity .....     $          46,908     $          32,516


MANUFACTURED HOME SITE FIGURES AND               QUARTERS ENDED                     NINE MONTHS ENDED
OCCUPANCY AVERAGES: (2)                    SEPT. 30,         SEPT. 30,         SEPT. 30,         SEPT. 30,
                                             2006              2005              2006               2005
                                         ------------      ------------      ------------      ------------
Total Sites ........................           44,134            42,781            43,740            42,757
Occupied Sites .....................           39,735            38,581            39,403            38,634
Occupancy % ........................             90.0%             90.2%             90.1%             90.4%
Monthly Base Rent Per Site .........     $     477.12      $     462.29      $     475.47      $     458.62
Core Monthly Base Rent Per Site ....     $     482.63      $     462.29      $     479.34      $     458.62


                                                 QUARTERS ENDED                   NINE MONTHS ENDED
                                           SEPT. 30,        SEPT. 30,        SEPT. 30,        SEPT. 30,
HOME SALES: (2) ($ IN THOUSANDS)              2006             2005             2006             2005
                                          ------------     ------------     ------------     ------------
New Home Sales Volume (3) ...........              220              199              574              512
New Home Sales Gross Revenues .......     $     15,949     $     14,885     $     44,637     $     40,741

Used Home Sales Volume (4) ..........              117               68              297              206
Used Home Sales Gross Revenues ......     $        628     $        821     $      1,941     $      2,652

Brokered Home Resale Volume .........              271              376            1,015            1,184
Brokered Home Resale Revenues, net ..     $        448     $        678     $      1,723     $      2,095


(1) Includes hurricane related costs recoverable from insurance providers of $2.7 million.

(2) Results of continuing operations.

(3) Quarter and nine months ended September 30, 2006 includes 17 and 46 third-party dealer sales, respectively. Quarter and nine months ended September 30, 2005 includes 37 and 50 third-party dealer sales, respectively.

(4) Quarter and nine months ended September 30, 2006 include 7 and 9 third-party dealer sales. There were no third-party dealer sales of used homes for the nine months ended September 30, 2005.

                        EQUITY LIFESTYLE PROPERTIES, INC.
                                   (UNAUDITED)


SUMMARY OF TOTAL SITES AS OF SEPTEMBER 30, 2006:

                                                      SITES
                                                   ----------
                     Community sites (1) .....         45,700
                     Resort sites:
                       Annuals ...............         18,800
                       Seasonal ..............          8,000
                       Transient .............          7,200
                       Membership (2) ........         20,100
                     Joint Ventures (3) ......          9,100
                                                   ----------
                                                      108,900
                                                   ==========


(1) Includes 1,581 sites from discontinued operations.

(2) All sites are currently leased to Privileged Access.

(3) Joint Venture income is included in Equity in income from unconsolidated joint ventures.


FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                             QUARTERS ENDED                     NINE MONTHS ENDED
                                                              SEPT. 30,         SEPT. 30,         SEPT. 30,         SEPT. 30,
                                                                 2006              2005              2006              2005
                                                             ------------      ------------      ------------      ------------
Funds from operations ..................................     $     20,082      $     15,885      $     63,955      $     58,535
Non-revenue producing improvements to real estate ......           (3,132)           (3,683)           (8,568)           (9,016)
                                                             ------------      ------------      ------------      ------------
  Funds available for distribution .....................     $     16,950      $     12,202      $     55,387      $     49,519
                                                             ============      ============      ============      ============

FAD per Common Share -- Basic ..........................     $       0.57      $       0.41      $       1.87      $       1.69
FAD per Common Share -- Fully Diluted ..................     $       0.56      $       0.40      $       1.83      $       1.65
                                                             ------------      ------------      ------------      ------------


EARNINGS AND FFO PER COMMON SHARE GUIDANCE ON A FULLY
DILUTED BASIS (UNAUDITED)                                           FULL YEAR 2006             FULL YEAR 2007
                                                                  LOW           HIGH          LOW          HIGH
                                                                --------      --------      --------     --------
Projected net income ..................................         $   0.71      $   0.73      $   0.87     $   0.97
Projected depreciation per share ......................             2.04          2.04          2.08         2.08
Gain on Sale of Properties ............................            (0.03)        (0.03)           --           --
                                                                --------      --------      --------     --------
Projected FFO available to common shareholders ........         $   2.72      $   2.74      $   2.95     $   3.05
                                                                ========      ========      ========     ========


        Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

       FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution ("FAD") is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.